Exhibit 10.67

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LETTER AGREEMENT

December 11, 2008

Re: Collaboration Agreement re XL184 and XL281

Ladies and Gentlemen:

Reference is hereby made to that certain Collaboration Agreement (the “Agreement”) dated as of the date hereof, by and between Exelixis, Inc., a Delaware corporation having its principal place of business at 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083-0511 (“Exelixis”), and Bristol-Myers Squibb Company, a Delaware corporation headquartered at 345 Park Avenue, New York, NY 10154 (“BMS”). Capitalized terms used in this letter agreement (this “Letter”) that are not otherwise defined herein shall have the meanings given to them in the Agreement.

In connection with the collaboration between the Parties conducted pursuant to the Agreement, this Letter is intended to identify certain information in accordance with the terms of the Agreement. This Letter is the “Letter Agreement” as mentioned in the Agreement, and the information set forth in this Letter and the Schedules hereto are hereby identified as such for purposes of the Agreement. In the event of a conflict between this Letter (or the Schedules hereto) and the Agreement, the terms and conditions of the Agreement shall govern.

1. Schedule A: Global Development Plan. The plan set forth on Schedule A is the initial Global Development Plan as contemplated by Section 3.1(b) of the Agreement.

2. Schedule B: XL184 Compounds. The compounds set forth on Schedule B are the small molecule compounds as contemplated by Section 1.83(b) of the Agreement.

3. Schedule C: XL281 Compounds. The compounds set forth on Schedule C are the small molecule compounds as contemplated by Section 1.85(b) of the Agreement.

The Parties have executed this Letter in duplicate originals by their proper officers. The date that this Letter is signed shall not be construed to imply that the document was made effective on that date.

BRISTOL-MYERS SQUIBB COMPANY		EXELIXIS, INC.

By:	/s/ Jeremy Levin	By:	/s/ George Scangos
Title:	Senior Vice President	Title:	President & CEO
Date:	12/10/2008	Date:	12/10/2008

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule A

Initial Global Development Plan

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule B

XL184 small molecule

compounds

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule C

XL281 small molecule compounds
[ * ]	[ * ]	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.